Exhibit 99.1

Orion Announces Changes to Management Team; New Focus on Achieving Profitability; Temporarily Postpones May 26 Earnings Call

MANITOWOC, WI – May 26, 2017 – Orion Energy Systems, Inc. (NASDAQ: OESX), a leading designer and manufacturer of high-performance, energy efficient LED lighting products, announced that its Board of Directors has restructured Orion’s management team with the directive to focus on achieving profitability while continuing to increase revenues.

As part of this management restructuring, Chief Executive Officer, John Scribante, has left the Company. Current Board Chair, Mike Altschaefl, has assumed the Chief Executive Officer role. Scott Green, current Executive Vice President – Sales, has become Orion’s new Chief Operating Officer, with ongoing primary responsibility for improving the Company’s sales generation. Mike Potts and Marc Meade, both current Executive Vice Presidents, have primary responsibility for substantially reducing Orion’s cost structure and for streamlining operations. Bill Hull remains as Chief Financial Officer.

“We want to thank John for his leadership over the past 4  1⁄2 years and his many contributions to the Company. John led the Company through the successful acquisition of Harris Lighting and navigated us through the transformation from a legacy fluorescent lighting company to a recognized force in the LED market,” said Altschaefl.

“The Board will change the near-term focus of Orion’s management team in order to increase the Company’s emphasis on achieving profitability through increased revenue and a reduced cost structure,” said Altschaefl.

Although Orion’s fiscal 2017 fourth quarter and year-end financial results are not expected to be materially different than as previously announced on a preliminary basis, in order to allow Orion’s management team to provide investors with more specific details on its goals and objectives for fiscal 2018, Orion’s previously scheduled May 26, 2017 earnings call is being temporarily postponed. A new earnings call date and time will be announced in the near future.

About Orion Energy Systems

Orion is a leading designer and producer of energy efficient lighting and retrofit lighting solutions for commercial and industrial buildings. Orion manufacturers and markets connected lighting systems encompassing LED solid-state lighting and intelligent controls. Orion’s systems incorporate patented design elements that deliver significant energy, efficiency, optical and thermal performance that drive financial, environmental, and work-space benefits for a wide variety of customers, including nearly 40% of the Fortune 500.

Safe Harbor Statement

Certain matters discussed in this press release are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our ability to achieve our expected revenue growth and gross margin objectives in fiscal 2018 and beyond; (ii) our ability to achieve profitability and positive cash flows; (iii) our levels of cash and our limited borrowing capacity under our revolving line of credit; (iv) the availability of additional debt financing and/or equity capital; (v) our increasing emphasis on selling more of our products through third party distributors and sales agents, including our ability to attract and retain effective third party distributors and sales agents to execute our sales model; (vi) our ability to develop and participate in new product and technology offerings or applications in a cost effective and timely manner; (vii) our ability to manage the ongoing decreases in the average selling prices of our products as a result of competitive pressures in the evolving LED market; (viii) our ability to manage our inventory and avoid inventory obsolescence in a rapidly evolving LED market; (ix) our lack of major sources of recurring revenue and the potential consequences of the loss of one or more key customers or suppliers, including key contacts at such customers; (xi) our ability to adapt to increasing convergence in the LED market; (xii) our ability to differentiate our products in a highly competitive market; (xiii) the deterioration of market conditions, including our dependence on customers’ capital budgets for sales of products and services; (xiv) our ability to complete and execute our strategy in a highly competitive market and our ability to respond successfully to market competition; (xv) our increasing reliance on third parties for the manufacture and development of products and product components; (xvi) our ability to successfully implement our strategy of focusing mainly on lighting solutions using LED technologies; (xvii) the market acceptance of our products and services; (xviii) our ability to realize expected cost savings from cost reduction initiatives; (xix) adverse developments with respect to litigation and other legal matters pursuant to which we are subject, including the ongoing litigation initiated against us by our former chief executive officer; (xx) our failure to comply with the covenants in our revolving credit agreement; (xxi) our fluctuating quarterly results of operations as we focus on new LED technologies and continue to focus investing in our third party distribution sales channel; (xxii) our ability to recruit, hire and retain talented individuals in all disciplines of our company; (xxiii) price fluctuations, shortages or interruptions of component supplies and raw materials used to manufacture our products; (xxiv) our ability to defend our patent portfolio; (xxv) a reduction in the price of electricity; (xxvi) the cost to comply with, and the effects of, any current and future government regulations, laws and policies; (xxvii) potential warranty claims in excess of our reserve estimates and (xxviii) the other risks described in our filings with the SEC. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://www.orionlighting.com in the Investor Relations section of the Company’s Web site.

Contact:

Bill Hull, CFO

Orion Energy Systems, Inc.

(312) 660-3575

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